QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated March 30, 2005 relating to the financial statements and financial statement schedules of Protective Life Insurance Company, which report appears in Protective Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
Birmingham, Alabama
April 20, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm